EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

                                                        STATE OR JURISDICTION
                SUBSIDIARY                                OF INCORPORATION
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Pinnacle Towers Canada Inc.                       New Brunswick, Canada
Global Signal GP, LLC                             Delaware
Global Signal Operating Partnership, L.P.         Delaware
Global Signal Holdings III LLC                    Delaware
Pinnacle Towers Acquisition Holdings LLC          Delaware
Pinnacle Towers Acquisition LLC                   Delaware
Towers Finco LLC                                  Delaware
Towers Finco II LLC                               Delaware
Pinnacle St. Louis LLC                            Delaware
Global Signal Services LLC                        Delaware
Pinnacle San Antonio L.L.C.                       Delaware
Pinnacle Towers IV Inc.                           Florida
Coastal Antennas LLC                              Delaware
Pinnacle Towers Limited                           United Kingdom
Global Signal Holdings II LLC                     Delaware
Global Signal Holdings I LLC                      Delaware
Pinnacle Towers LLC                               Delaware
Aircomm Of Avon, L.L.C.                           Connecticut
Intracoastal City Towers, Inc.                    Delaware
High Point Management Co. LLC                     Delaware
Coverage Plus Antenna Systems LLC                 Delaware
GoldenState Towers LLC                            Delaware
Global Signal REIT Savings TRS, Inc.              Delaware
Tower Ventures III, LLC                           Tennessee
TVHT, LLC                                         Tennessee
Tower Systems LLC                                 Delaware
Tower Technology Company of Jacksonville LLC      Delaware
Radio Station WGLD LLC                            Delaware
Interstate Tower Communications LLC               Delaware
ICB Towers, LLC                                   Georgia
Pinnacle Towers III LLC                           Delaware
Pinnacle Towers V Inc.                            Florida
Shaffer & Associates, Inc.                        Illinois
Sierra Towers, Inc.                               Texas
Global Signal Acquisitions LLC                    Delaware

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